Exhibit 99.1

KCG ANNOUNCES SECOND QUARTER 2013 RESULTS

FOR GETCO AND KNIGHT

GETCO recorded a net loss of $72.9 million, which included $60.7 million in merger-related pre-tax charges for professional fees and compensation,

writedowns, restructuring charges and financing commitment fees

Knight recorded a net loss from continuing operations of $23.6 million,

which included $76.5 million in merger-related pre-tax expenses for compensation and professional fees as well as a goodwill writedown

Strategic combination between GETCO and Knight completed July 1, 2013

JERSEY CITY, N.J. (August 7, 2013) – KCG Holdings, Inc. (NYSE: KCG) the company formed by the strategic combination of GETCO Holding Company, LLC (GETCO) and Knight Capital Group, Inc. (Knight) completed July 1, 2013, today reported second quarter 2013 results for the companies on a standalone basis.

“The second quarter of 2013 was a period of intense activity during which the two firms together built the foundation for KCG,” said Daniel Coleman, Chief Executive Officer of KCG. “The teams deepened working relationships at all levels and collaborated to accomplish the steps necessary to complete the transaction. Of critical importance, individuals worked tirelessly to meet and exceed the levels of service that clients expect from an industry leader.”

During the second quarter, integration planning involved an estimated 10 percent of the collective workforce at GETCO and Knight across areas including technology, market making, agency brokerage, finance, legal and risk. The firms worked to secure the necessary approvals from the respective unitholder and stockholder bases as well as regulators in the U.S. and U.K.

At the same time, GETCO and Knight continued to provide clients with innovative trading solutions while contributing to the overall efficiency of the markets. GETCO continued to upgrade trading technology infrastructure in U.S. equities, grew the revenue contribution from market making in commodities, fixed income and options, and gained further traction among institutional clients. Knight recorded double digit revenue growth year over year, outperformed in critical market segments, and completed the sale of institutional fixed income. Subsequent to the second quarter, Knight announced the sale of subsidiary Urban Financial Group.

Mr. Coleman added, “The two firms performed well during the quarter despite enormous additional demands. KCG starts from a position of strength in terms of core capabilities. As a global, pure-play securities firm, we’ll leverage advanced technologies to reduce trading friction in the markets and deliver quality, low-cost executions to clients. At the same time, we’ll allocate capital to promote growth and create value for stockholders.”

GETCO Second Quarter 2013 Results

During the second quarter of 2013, GETCO recorded a GAAP consolidated loss of $72.9 million.

GETCO’s pre-tax loss of $69.6 million during the three months ended June 30, 2013 includes $60.7 million of professional fees and compensation expenses related to the merger, which covers costs related to unit vesting, as well as writedowns, restructuring charges and finance commitment fees. Excluding these items, the pre-tax loss on a non-GAAP basis was $8.9 million.

For the second quarter of 2012, GETCO reported consolidated pre-tax earnings of $6.0 million.

GETCO’s consolidated revenues were $118.1 million in the second quarter of 2013 compared to $141.1 million in the second quarter of 2012.

For GETCO’s second quarter 2013 financial information, please see Exhibit 1 below. A reconciliation of GAAP to non-GAAP pre-tax results is included in Exhibit 1A.

GETCO’s Market Making segment principally consists of market making in securities such as global equities, futures, options, fixed income, commodities, and foreign currencies. The Execution Services segment offers clients access to markets and self-directed trading through its electronic agency-based platforms and customizable suite of trading tools. GETCO’s Corporate and Other segment invests in strategic financial services-oriented opportunities, allocates, deploys and monitors all capital, and maintains corporate overhead expenses and all other income and expenses that are not attributable to the other segments.

Market Making

During the second quarter 2013, GETCO’s Market Making segment generated revenues of $118.4 million and a pre-tax loss of $2.0 million. During the quarter, GETCO further refined activity on global stock exchanges as well as non-equity markets primarily covering money market securities, options and corporate bonds. The year over year declines in consolidated equity volumes and market volatility across the U.S. and Europe, however, weighed on results. In the second quarter of 2012, GETCO’s Market Making revenues were $135.7 million and pre-tax earnings were $9.7 million.

Execution Services

During the second quarter 2013, GETCO’s Execution Services segment generated revenues of $13.0 million and a pre-tax loss of $2.9 million. During the quarter, GETCO continued to develop inroads in to institutional clients. Agency-based algorithmic trade volumes more than doubled from the second quarter 2012 and the firm’s dark pool ranked among the top 12 in the U.S. In the second quarter of 2012, GETCO’s Execution Services revenues were $9.2 million and the pre-tax loss was $1.5 million.

Corporate and Other

During the second quarter 2013, GETCO’s Corporate and Other segment generated net negative revenues of $8.8 million and a pre-tax loss of $64.7 million. The results were impacted by merger-related professional fees and compensation, writedowns of strategic investments, restructuring charges and finance commitment fees. In the second quarter of 2012, GETCO’s Corporate and Other revenues were $398,000 and the pre-tax loss was $2.1 million.

GETCO’s headcount at June 30, 2013 was 396 full-time employees, compared to 398 full-time employees a year earlier.

As of June 30, 2013, GETCO had $466.5 million in cash and cash equivalents. The firm had $903.0 million in unitholders’ equity at the end of the second quarter 2013.

Knight Second Quarter 2013 Results

For the second quarter of 2013, Knight recorded a GAAP net loss of $30.8 million.

Knight’s GAAP net loss of $30.8 million during the three months ended June 30, 2013 includes a pre-tax loss from continuing operations of $21.8 million and a net loss from discontinued operations of $7.2 million. The pre-tax loss from continuing operations includes $76.5 million of merger-related expenses for compensation and professional fees as well as a goodwill writedown and a reserve for legal proceedings. After adjusting for these items, Knight’s non-GAAP pre-tax income from continuing operations was $54.8 million for the three months ended June 30, 2013.

These adjustments incorporate the effects of professional and other fees related to the merger with GETCO on July 1, 2013 and professional fees related to the August 1, 2012 technology issue. In conjunction with the merger, certain change in control provisions to Knight’s stock plan required full vesting and an acceleration of expenses related to certain stock-based compensation awards, which were recognized in the second quarter. The adjustments also include the results of our annual review for impairment of goodwill, in which the company determined that the fair value related to its reverse mortgage business was below book value and led to the impairment charge. Additionally, Knight recorded a reserve for legal proceedings as well as compensation expenses related to a reduction in workforce.

For the second quarter of 2012, Knight reported GAAP consolidated pre-tax earnings of $7.6 million. Knight’s second quarter 2012 consolidated earnings included pre-tax trading losses of $35.4 million related to the Facebook IPO and a one-time $10.0 million gain from a strategic investment accounted for under the equity method of accounting.

Knight’s consolidated revenues from continuing operations were $315.4 million in the second quarter of 2013 compared to $252.1 million in the second quarter of 2012, which includes the losses related to the Facebook IPO and gain from a strategic investment previously noted.

For Knight’s second quarter 2013 financial information, please see Exhibit 2 below. A reconciliation of GAAP to non-GAAP pre-tax results is included in Exhibit 2A.

“Continuing operations” includes Knight’s Market Making, Global Execution Services, and Corporate and Other segments. In the first quarter of 2013, to reflect Knight’s client offering, changes in senior management, the combination of the institutional equities sales teams and how the businesses are managed, the company changed its reporting segments from (i) Market Making, (ii) Institutional Sales and Trading, (iii) Electronic Execution Services, and (iv) Corporate and Other to (i) Market Making, (ii) Global Execution Services and (iii) Corporate and Other. Knight’s Market Making segment consists of all global market making including Knight Link and the company’s activities as a Designated Market Maker at the NYSE. The Global Execution Services segment includes Knight Direct, equity sales and trading, Knight Hotspot FX, Knight BondPoint, Knight Futures, and reverse mortgage origination and securitization. Knight’s Corporate and Other segment invests in strategic financial services-oriented opportunities, allocates, deploys and monitors all capital, and maintains corporate overhead expenses and all other income and expenses that are not attributable to the other segments. The Corporate and Other segment houses functions that support the Company’s other segments such as self-clearing services, including stock lending activities.

During the second quarter of 2013, Knight decided to close subsidiary Astor Asset Management. Accordingly, the results of its operations have been reported as discontinued operations. Discontinued operations also include institutional fixed income sales and trading, which was sold to Stifel Financial Corp. in the second quarter of 2013, and correspondent clearing, which the company announced it was closing in the first quarter of 2013.

	Q2 2013	Q2 2012
Revenues ($ thousands)	315,387	252,094
Pre-tax (loss) income from continuing operations - GAAP basis ($ thousands)	(21,778)	7,609
Pre-tax income from continuing operations - Non-GAAP basis ($ thousands)	54,756	33,055
U.S. equity Market Making statistics:
Average daily dollar value traded ($ billions)	23.3	20.9
Average daily trades (thousands)	3,178.5	3,290.4
Nasdaq and Listed shares traded (billions)	45.7	45.7
FINRA OTC Bulletin Board and Other shares traded (billions)	173.7	166.9
Average revenue capture per U.S. equity dollar value traded (bps)	1.06	0.77
Average revenue capture per U.S. equity dollar value traded, excluding impact of Facebook IPO (bps) *	1.06	0.97
Average daily Knight Direct equity shares (millions) (U.S. exchange listed shares)	184.9	188.0
Average daily Knight Hotspot FX notional dollar value traded ($ billions)	33.3	28.1

	YTD 2013	YTD 2012
Revenues ($ thousands)	599,690	553,026
Pre-tax (loss) income from continuing operations - GAAP basis ($ thousands)	(3,315)	58,599
Pre-tax income from continuing operations - Non-GAAP basis ($ thousands)	91,387	84,045
U.S. equity Market Making statistics:
Average daily dollar value traded ($ billions)	22.7	21.4
Average daily trades (thousands)	3,079.2	3,312.3
Nasdaq and Listed shares traded (billions)	88.7	93.0
FINRA OTC Bulletin Board and Other shares traded (billions)	356.8	338.1
Average revenue capture per U.S. equity dollar value traded (bps)	1.03	0.88
Average revenue capture per U.S. equity dollar value traded, excluding impact of Facebook IPO (bps) *	1.03	0.98
Average daily Knight Direct equity shares (millions) (U.S. exchange listed shares)	184.7	185.4
Average daily Knight Hotspot FX notional dollar value traded ($ billions)	30.6	28.0

* Statistic excludes $26.0 million in trading losses related to the Facebook IPO for 2012 periods.

Market Making

During the second quarter 2013, Knight’s Market Making segment generated revenues of $167.9 million and pre-tax earnings of $49.5 million. During the quarter, Knight remained the wholesale market making leader and recorded strong year over year revenue growth along with wider pre-tax margins. Despite the continued weak U.S. equity market conditions, results benefited from rises in both retail trading activity and broad market valuations from the second quarter 2012. In the second quarter of 2012, Knight’s Market Making revenues were $113.5 million and pre-tax earnings were $5.9 million. Excluding the losses related to the Facebook IPO, second quarter 2012 pre-tax earnings were $31.9 million.

Global Execution Services

During the second quarter 2013, Knight’s Global Execution Services segment generated revenues of $133.7 million and pre-tax earnings of $714,000. During the quarter, Knight received stronger and more balanced contributions from the firm’s multi-asset class execution venues, institutional trading in U.S. equities and ETFs, and reverse mortgages. Contributing to the positive results were inflows to U.S. equity mutual funds as well as strong volumes of ETFs and spot foreign exchange. The results included a goodwill writedown associated with the firm’s reverse mortgage business of $17.8 million plus compensation from severance of $3.3 million. Excluding these charges, pre-tax earnings from Knight’s Global Execution Services segment were $21.8 million. In the second quarter of 2012, Knight’s Global Execution Services revenues were $118.9 million and pre-tax earnings were $6.3 million. Excluding the losses related to the Facebook IPO, second quarter 2012 pre-tax earnings were $15.8 million.

Corporate and Other

During the second quarter 2013, Knight’s Corporate and Other segment generated revenues of $13.8 million and a pre-tax loss of $72.0 million. Corporate expenses included accelerated stock-based awards related to the merger, professional and other fees related to the merger and Knight’s August 1st technology issue, a reserve for legal proceedings and other items which totaled $55.4 million. In the second quarter of 2012, Knight’s Corporate and Other revenues were $19.7 million and the pre-tax loss was $4.7 million.

Knight’s headcount at June 30, 2013 was 1,211 full-time employees, which excludes employees affected by the closure of Astor, sale of institutional fixed income, closure of correspondent clearing and exit from equity research and equity capital markets, compared to 1,341 full-time employees a year earlier.

As of June 30, 2013, Knight had $522.3 million in cash and cash equivalents. The firm had $1.5 billion in stockholders’ equity at the end of the second quarter 2013, equivalent to a book value of $3.97 per share prior to the transaction close and three-for-one conversion of Knight Class A Common Stock into KCG Class A Common Stock. Knight had $1.5 billion in stockholders’ equity at the end of the second quarter 2012.

During the second quarter of 2013, Knight did not repurchase any shares under the company’s stock repurchase program. As a result of the merger, the repurchase program has been terminated.

Non-GAAP Financial Presentations

KCG believes that certain non-GAAP financial presentations, when taken into consideration with the corresponding GAAP financial presentations, are important in understanding operating results. Selected financial information is included in the non-GAAP financial presentations for the three and six months ended June 30, 2013 and three and six months ended June 30, 2012 for GETCO and Knight. KCG believes this presentation provides comparability for GETCO’s and Knight’s results of operations for the three and six months ended June 30, 2013 to the respective results for the three and six months ended June 30, 2012. Reconciliations of GAAP to non-GAAP results are included in Exhibits 1A and 2A below.

The second quarter 2013 earnings press release and other financial information on KCG can be obtained at http://investors.kcg.com. Considering GETCO and Knight operated as independent firms up to the transaction close on July 1, 2013, KCG will not host a conference call on second quarter 2013 earnings. KCG expects to initiate conference calls for all interested parties starting with third quarter 2013 earnings.

Subsequent to the second quarter 2013, KCG announced the sale of subsidiary Urban Financial Group to an investor group. Until the transaction close, which is expected in the fourth quarter of 2013, the results of operations from Urban will be reported as discontinued operations beginning in the third quarter 2013. Urban’s headcount at June 30, 2013 was 208 full-time employees.

KCG will release July trade volumes on August 14, 2013 at https://www.kcg.com/access-performance/liquidity along with historical trade volumes on a monthly basis dating back to the start of 2012.

Daniel Coleman, Chief Executive Officer of KCG, is scheduled to present at the Barclays Global Financial Services Conference in New York on September 11, 2013. Mr. Coleman’s remarks will be webcast live as well as archived for replay at http://investors.kcg.com.

About KCG

KCG is a leading independent securities firm offering investors a range of services designed to address trading needs across asset classes, product types and time zones. The firm combines advanced technology with exceptional client service across market making, agency execution and venues. KCG has multiple access points to trade global equities, fixed income, currencies and commodities via voice or automated execution. www.kcg.com

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions. These “forward-looking statements” are not historical facts and are based on current expectations, estimates and projections about KCG’s industry, management beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Any forward-looking statement contained herein speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict including, without limitation, risks associated with: (i) the strategic combination of Knight Capital Group, Inc. (“Knight”) and GETCO Holding Company, LLC (“GETCO”), including, among other things, (a) difficulties and delays in integrating the Knight and GETCO businesses or fully realizing cost savings and other benefits, (b) the inability to sustain revenue and earnings growth, and (c) customer and client reactions; (ii) the August 1, 2012 technology issue at Knight that resulted in Knight’s broker-dealer subsidiary sending numerous erroneous orders in NYSE-listed and NYSE Arca securities into the market and the impact to Knight’s capital structure and business as well as actions taken in response thereto and consequences thereof; (iii) the costs and risks associated with KCG’s sale of its reverse mortgage business; (iv) the ability of KCG’s broker-dealer subsidiary to recover all or a portion of the damages that are attributable to the manner in which NASDAQ OMX handled the Facebook IPO; (v) changes in market structure, legislative, regulatory or financial reporting rules, including the continuing legislative and regulatory scrutiny of high-frequency trading; (v) past or future changes to organizational structure and management; (vi) KCG’s’ ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by KCG’s customers and potential customers; (vii) KCG’s ability to keep up with technological changes; (viii) KCG’s ability to effectively identify and manage market risk, operational risk, legal risk, liquidity risk, reputational risk, counterparty risk, international risk, regulatory risk, and compliance risk; (ix) the cost and other effects of material contingencies, including litigation contingencies, and any adverse judicial, administrative or arbitral rulings or proceedings; and (x) the effects of increased competition and KCG’s ability to maintain and expand market share. The list above is not exhaustive. Readers should carefully review the risks and uncertainties disclosed in KCG’s and Knight’s reports with the SEC, including, without limitation, those detailed under “Certain Factors Affecting Results of Operations” and “Risk Factors” in Knight’s Annual Report on Form 10-K for the year-ended December 31, 2012, and in KCG’s Registration Statement on Form S-4/A filed May 24, 2013, and in other reports or documents KCG files with, or furnishes to, the SEC from time to time.

CONTACTS

Jonathan Mairs	Sophie Sohn
Investor Relations	Communications & Marketing
201-356-1529	312-931-2299
jmairs@kcg.com	media@kcg.com

GETCO	EXHIBIT 1
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2013	2012	2013	2012
	(in thousands)
Revenues
Trading gains and losses, net	$127,176	$141,714	$239,661	$294,935
Interest and dividends, net	582	(809)	546	(967)
Loss from investments, net	(9,184)	-	(8,817)	-
Other (loss) income, net	(457)	211	(421)	730

	118,117	141,116	230,969	294,698

Expenses
Employee compensation and related benefits	69,041	39,571	101,661	81,121
Regulatory, exchange and execution fees	45,950	52,587	86,908	102,390
Colocation and data line expenses	20,365	21,750	40,041	42,719
Professional fees	23,230	4,046	30,264	8,669
Depreciation and amortization	7,746	7,728	15,913	19,606
Occupancy, communication, and office	4,239	3,848	8,184	7,535
Restructuring costs and lease loss	1,074	-	3,697	-
Travel and entertainment	1,645	2,754	3,031	5,799
Computer supplies and maintenance	882	1,190	1,832	2,592
Order flow expense	806	675	1,701	1,470
Interest expense on corporate borrowings and capital lease obligations	2,172	531	2,645	1,296
Other expenses	10,578	404	12,008	1,189

	187,728	135,084	307,885	274,386

(Loss) income before income taxes	(69,611)	6,032	(76,916)	20,312
Provision for income taxes	3,315	2,279	5,289	5,563

Net (loss) income	$(72,926)	$3,753	$(82,205)	$14,749

GETCO

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)

	June 30, 2013	December 31, 2012
	(in thousands)
ASSETS
Cash and cash equivalents	$466,502	$427,631
Restricted cash and cash equivalents	308,081	-
Receivables from exchanges	20,259	11,544
Receivables from clearing brokers and clearing organizations	290,038	85,282
Deposits with clearing organizations and exchanges	40,394	43,245
Securities and options owned, at fair value:
Equity securities	434,308	381,991
Listed equity options	111,587	92,305
Debt securities	21,455	183,637

Total securities and options owned, at fair value	567,350	657,933
Securities borrowed	97,123	55,141
Exchange memberships, at cost	6,267	6,267
Investments	240,854	245,398
Intangibles and goodwill, net of amortization	48,009	50,768
Fixed assets and leasehold improvements, net	81,357	83,341
Other receivables and other assets	28,140	20,986

Total assets	$2,194,374	$1,687,536

LIABILITIES AND MEMBERS’ EQUITY
Liabilities
Securities and options sold, not yet purchased, at fair value:
Equity securities	$645,700	$423,740
Listed equity options	80,496	69,757
Debt securities	16,465	19,056

Total securities and options sold, not yet purchased, at fair value	742,661	512,553
Payables to clearing brokers and clearing organizations	34,101	24,185
Compensation payable	39,140	30,197
Capital lease obligation	15,466	24,191
Notes payable	320,000	15,000
Accounts payable and accrued expenses	137,826	115,492
Distributions payable	2,136	107

Total liabilities	1,291,330	721,725

Members’ equity	903,044	965,811

Total liabilities and members’ equity	$2,194,374	$1,687,536

PRE-TAX EARNINGS BY BUSINESS SEGMENT

(In thousands)

(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2013	2012	2013	2012
Market Making
Revenues	$118,367	$135,745	$225,384	$285,075
Expenses	120,335	126,083	222,207	258,061

Pre-Tax (Loss) Earnings	(1,968)	9,662	3,177	27,014

Execution Services
Revenues	13,024	9,173	22,228	16,905
Expenses	15,943	10,715	26,560	20,003

Pre-Tax Loss	(2,919)	(1,542)	(4,332)	(3,098)

Corporate & Other
Revenues	(8,802)	398	(7,598)	1,118
Expenses	55,921	2,486	68,162	4,722

Pre-Tax Loss	(64,723)	(2,088)	(75,760)	(3,604)

Eliminations
Revenues/Expenses	(4,472)	(4,200)	(9,045)	(8,400)

Consolidated
Revenues	118,117	141,116	230,969	294,698
Expenses	187,728	135,084	307,885	274,386

Pre-Tax (Loss) Earnings	$(69,611)	$6,032	$(76,916)	$20,312

* Totals may not add due to rounding.

GETCO	EXHIBIT 1A

Regulation G Reconciliation of Non-GAAP financial measures

(in thousands)

Three months ended June 30, 2013	Market Making	Execution Services	Corporate and Other	Consolidated
Reconciliation of GAAP Pre-Tax to Non-GAAP Pre-Tax:
GAAP pre-tax loss:	$(1,968)	$(2,919)	$(64,724)	$(69,611)
Merger - professional fees, bank fees, interest expense, and other	-	-	33,299	33,299
Merger - unit and deferred compensation acceleration	-	-	14,931	14,931
Strategic investment impairment	-	-	9,184	9,184
Severance and non-compete	1,852	335	-	2,187
Restructuring and lease loss	-	-	1,074	1,074

Non-GAAP loss from operations before income taxes	$(116)	$(2,584)	$(6,235)	$(8,936)

Six months ended June 30, 2013	Market Making	Execution Services	Corporate and Other	Consolidated
Reconciliation of GAAP Pre-Tax to Non-GAAP Pre-Tax:
GAAP pre-tax income (loss):	$3,177	$(4,332)	$(75,761)	$(76,916)
Merger - professional fees, bank fees, interest expense, and other	-	-	38,876	38,876
Merger - unit and deferred compensation acceleration	-	-	14,931	14,931
Strategic investment impairment	-	-	9,184	9,184
Severance and non-compete	3,955	865	-	4,820
Restructuring and lease loss	-	-	3,697	3,697

Non-GAAP income (loss) from operations before income taxes	$7,132	$(3,467)	$(9,072)	$(5,407)

* Totals may not add due to rounding.

KNIGHT CAPITAL GROUP, INC.	EXHIBIT 2
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2013	2012	2013	2012
	(In thousands, except per share amounts)
Revenues
Commissions and fees	$126,169	$139,838	$250,546	$279,599
Net trading revenue	176,499	96,222	325,337	249,356
Interest, net	5,813	4,227	12,202	9,837
Investment income and other, net	6,906	11,807	11,605	14,234

Total revenues	315,387	252,094	599,690	553,026

Expenses
Employee compensation and benefits	135,992	100,964	243,070	212,412
Execution and clearance fees	51,518	52,276	101,881	104,493
Payments for order flow	29,499	20,155	64,592	41,843
Communications and data processing	23,242	22,342	45,377	42,543
Professional fees	22,459	4,334	35,438	9,196
Interest	13,273	13,659	26,325	26,813
Depreciation and amortization	10,057	11,573	19,632	23,031
Occupancy and equipment rentals	5,356	5,324	10,682	10,682
Business development	3,892	4,934	7,730	9,048
Writedown of assets	17,787	-	17,787	-
Other	24,090	8,924	30,491	14,366

Total expenses	337,165	244,485	603,005	494,427

(Loss) income from continuing operations before income taxes	(21,778)	7,609	(3,315)	58,599
Income tax expense	1,851	2,853	7,982	22,693

(Loss) income from continuing operations, net of tax	(23,629)	4,756	(11,297)	35,906
(Loss) income from discontinued operations, net of tax	(7,213)	(1,465)	(28,901)	491

Net (loss) income	$(30,842)	$3,291	$(40,198)	$36,397

Basic (loss) earnings per share from continuing operations	$(0.07)	$0.05	$(0.04)	$0.40

Diluted (loss) earnings per share from continuing operations	$(0.07)	$0.05	$(0.04)	$0.39

Basic (loss) earnings per share from discontinued operations	$(0.02)	$(0.02)	$(0.09)	$0.01

Diluted (loss) earnings per share from discontinued operations	$(0.02)	$(0.02)	$(0.09)	$0.01

Basic (loss) earnings per share	$(0.09)	$0.04	$(0.13)	$0.41

Diluted (loss) earnings per share	$(0.09)	$0.04	$(0.13)	$0.39

Shares used in computation of basic (loss) earnings per share	359,955	89,624	306,879	89,685

Shares used in computation of diluted (loss) earnings per share	359,955	92,682	306,879	93,167

KNIGHT CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)

	June 30, 2013	December 31, 2012
	(In thousands)
ASSETS
Cash and cash equivalents	$522,318	$413,926
Cash and securities segregated under federal and other regulations	203,045	166,992
Financial instruments owned, at fair value:
Equities	1,609,957	1,463,916
Debt securities	138,730	111,157
Listed equity options	188,166	202,091
Loan inventory	130,635	191,712
Other financial instruments	1,076	237
Securitized HECM loan inventory	5,327,418	4,054,905

Total financial instruments owned, at fair value	7,395,982	6,024,018
Collateralized agreements:
Securities borrowed	1,158,981	1,008,720
Receivable from brokers, dealers and clearing organizations	1,366,974	868,805
Fixed assets and leasehold improvements, at cost, less accumulated depreciation and amortization	90,535	94,226
Investments	80,281	78,348
Goodwill	196,113	213,900
Intangible assets, less accumulated amortization	49,645	55,654
Income taxes receivable	6,486	152,576
Assets of business held for sale	-	449,509
Assets within discontinued operations	108,804	-
Other assets	253,847	251,773

Total assets	$11,433,011	$9,778,447

LIABILITIES, CONVERTIBLE PREFERRED STOCK & EQUITY
Liabilities
Financial instruments sold, not yet purchased, at fair value:
Equities	$1,290,401	$1,164,999
Debt securities	90,421	118,991
Listed equity options	132,161	155,942
Other financial instruments	-	5,505

Total financial instruments sold, not yet purchased, at fair value	1,512,983	1,445,437
Collateralized financings:
Securities loaned	626,891	504,082
Financial instruments sold under agreements to repurchase	545,000	355,000
Other secured financings	95,912	146,330
Liability to GNMA trusts, at fair value	5,284,303	4,002,704

Total collateralized financings	6,552,106	5,008,116

Payable to brokers, dealers and clearing organizations	635,914	378,724
Payable to customers	527,918	388,676
Accrued compensation expense	109,453	141,794
Accrued expenses and other liabilities	181,938	186,746
Liabilities of business held for sale	-	357,661
Liabilities within discontinued operations	84,535	-
Long-term debt	346,449	388,753

Total liabilities	9,951,296	8,295,907

Convertible Preferred Stock	-	229,857

Equity
Class A common stock	4,492	2,748
Additional paid-in capital	1,683,390	1,400,317
Retained earnings	670,423	710,621
Treasury stock, at cost	(870,819)	(858,907)
Accumulated other comprehensive loss	(5,771)	(2,096)

Total equity	1,481,715	1,252,683

Total liabilities, convertible preferred stock and equity	$11,433,011	$9,778,447

KNIGHT CAPITAL GROUP, INC.

PRE-TAX EARNINGS FROM CONTINUING OPERATIONS BY BUSINESS SEGMENT*

(In thousands)

(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2013	2012(1)	2013	2012(1)
Market Making
Revenues	$167,878	$113,490	$318,607	$265,655
Expenses	118,418	107,557	232,597	214,592

Pre-tax earnings	49,460	5,933	86,010	51,063

Global Execution Services
Revenues	133,741	118,876	255,261	257,607
Expenses	133,027	112,535	243,272	227,528

Pre-tax earnings	714	6,341	11,989	30,079

Corporate and Other
Revenues	13,768	19,728	25,822	29,764
Expenses	85,720	24,393	127,136	52,307

Pre-tax loss	(71,952)	(4,665)	(101,314)	(22,543)

Consolidated
Revenues	315,387	252,094	599,690	553,026
Expenses	337,165	244,485	603,005	494,427

Pre-tax (loss) earnings	$(21,778)	$7,609	$(3,315)	$58,599

* Totals may not add due to rounding.

(1) - Prior period amounts have been recast to conform with current period segment presentation.

KNIGHT CAPITAL GROUP, INC.	EXHIBIT 2A
Regulation G Reconciliation of Non-GAAP financial measures (Continuing operations)
(in thousands)

Three months ended June 30, 2013	Market Making	Global Execution Services	Corporate and Other	Consolidated

Reconciliation of GAAP Pre-Tax to Non-GAAP Pre-Tax:
GAAP Income (Loss) from continuing operations before income taxes	$49,460	$714	$(71,952)	$(21,778)
Accelerated stock-based compensation expense due to Mergers	-	-	22,497	22,497
Professional and other fees related to Mergers and August 1st technology issue	-	-	22,171	22,171
Writedown of goodwill related to reverse mortgage business	-	17,787	-	17,787
Reserve for legal proceedings	-	-	10,000	10,000
Compensation and other expenses related to reduction in workforce	-	3,302	777	4,079

Non GAAP Income (Loss) from continuing operations before income taxes	$49,460	$21,803	$(16,507)	$54,756

Six months ended June 30, 2013	Market Making	Global Execution Services	Corporate and Other	Consolidated

Reconciliation of GAAP Pre-Tax to Non-GAAP Pre-Tax:
GAAP Income (Loss) from continuing operations before income taxes	$86,010	$11,989	$(101,314)	$(3,315)
Accelerated stock-based compensation expense due to Mergers	-	-	22,497	22,497
Professional and other fees related to Mergers and August 1st technology issue	-	-	31,423	31,423
Writedown of goodwill related to reverse mortgage business	-	17,787	-	17,787
Reserve for legal proceedings	-	-	10,000	10,000
Compensation and other expenses related to reduction in workforce	230	7,712	5,053	12,995

Non GAAP Income (Loss) from continuing operations before income taxes	$86,240	$37,488	$(32,341)	$91,387

* Totals may not add due to rounding

Three months ended June 30, 2012	Market Making	Global Execution Services	Corporate and Other	Consolidated

Reconciliation of GAAP Pre-Tax to Non-GAAP Pre-Tax:
GAAP Income (Loss) from continuing operations before income taxes	$5,933	$6,341	$(4,665)	$7,609
Facebook IPO trading losses	25,975	9,463	-	35,438
Investment gain	-	-	(9,992)	(9,992)

Non GAAP Income (Loss) from continuing operations before income taxes	$31,908	$15,804	$(14,657)	$33,055

Six months ended June 30, 2012	Market Making	Global Execution Services	Corporate and Other	Consolidated

Reconciliation of GAAP Pre-Tax to Non-GAAP Pre-Tax:
GAAP Income (Loss) from continuing operations before income taxes	$51,063	$30,079	$(22,543)	$58,599
Facebook IPO trading losses	25,975	9,463	-	35,438
Investment gain	-	-	(9,992)	(9,992)

Non GAAP Income (Loss) from continuing operations before income taxes	$77,038	$39,542	$(32,535)	$84,045

* Totals may not add due to rounding